UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 28, 2008

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On August 28, 2008, Comstock Resources, Inc. ("Comstock" or the "Company") announced that its 49% owned subsidiary, Bois d'Arc Energy, Inc. ("Bois d'Arc Energy"), had completed a merger transaction with Stone Energy Corporation ("Stone") on August 28, 2008 pursuant to which each outstanding share of Bois d'Arc Energy was exchanged for cash in the amount of $13.65 per share and 0.165 shares of Stone common stock.  As a result of this transaction, Comstock received $440 million in cash and 5,317,069 shares of Stone in exchange for its Bois d'Arc Energy common stock.

In connection with the completion of the merger between Bois d'Arc Energy and Stone, the Company hereby files the pro forma financial information specified in Article 11 of Regulation S-X as Exhibit 99.1 hereto.

Item 7.01    Regulation FD Disclosure

The Company hereby furnishes, as Exhibit 99.2 hereto, unaudited financial and operating data which present the Company's financial results of its offshore operations as discontinued operations.  This information is provided to assist stockholders and investors in understanding the Company's historical results by separating the continuing onshore operations from the discontinued offshore operations.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed "furnished" and not "filed" with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01    Financial Statements and Exhibits

Exhibit 99.1	Pro Forma Consolidated Balance Sheet as of June 30, 2008 and Consolidated Statements of Operations for the Year Ended December 31, 2007 and the six months ended June 30, 2008.

Exhibit 99.2	Financial and Operating Data Reflecting Comstock's offshore operations as Discontinued Operations for 2007 and the six months ended June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: August 29, 2008	By:	/s/ M. JAY ALLISON
M. Jay Allison
President and Chief Executive Officer